[MCDERMOTT, WILL & EMERY LETTERHEAD]



                                __________, 2000




SafeScience, Inc.
31 St. James Avenue, 8th Floor
Boston, MA  02116

         Re:      Registration Statement on Form S-1
                  ----------------------------------

Dear Ladies & Gentlemen:

                  At your request, we have examined the form of Registration Statement on Form S-1 (the "Registration Statement"), to be filed by SafeScience, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 1,195,952 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The shares being registered for resale include: (i) 484,429 shares of Common Stock which were sold to two investors pursuant to a Securities Purchase Agreement dated March 29, 2000 (the "Purchase Agreement") between the Company and the selling stockholders named in the Registration Statement (the "Selling Stockholders"); (ii) 108,996 shares of Common Stock which are currently issuable upon exercise of outstanding warrants issued to the Selling Stockholders on March 29, 2000 (the "Closing Warrants"); and (iii) up to 602,527 shares of Common Stock which may be issuable upon exercise of outstanding warrants issued to the Selling Stockholders on March 29, 2000 (the "Adjustable Warrants") (the Closing Warrants and the Adjustable Warrants are referred to herein collectively as the "Warrants"). The shares may be sold from time to time for the account of the Selling Stockholders.

                  We have examined the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

                  Based on the foregoing, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants, it is our opinion that the Shares covered by the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable.

SafeScience, Inc.
__________, 2000
Page 2


                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                            Very truly yours,